EXHIBIT 99.1

                  URSUS TELECOM FILING FOR U.S. BANKRUPTCY CODE
                              CHAPTER 11 PROTECTION

SUNRISE, Fla. - (BUSINESS WIRE) - April 6, 2001 - Ursus Telecom Corporation (Nasdaq/NM: UTCC) along with Access Authority, Inc., one of its wholly owned subsidiaries ("Ursus"), have filed for U.S. Bankruptcy Code Chapter 11 protection today. Luca Giussani, Chief Executive Officer of Ursus Telecom, stated: "The Company is taking this step reluctantly, however, the filing will allow us to maintain our operation while the we develop and submits a plan of reorganization."

About Ursus Telecom
Ursus, a specialist in carrier grade VoIP solutions worldwide, is an international long distance carrier that provides VoIP, long-distance, direct-dial, value-added and Internet-based services. Ursus has retail operations throughout Latin America, the Middle East, Africa and Europe, along with wholesale and retail operations in the United States. Ursus is also a licensed national and international long-distance carrier in Argentina and Peru.

Statements in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements in this release include statements about future financial and operating results and benefits of the pending transactions described herein. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations. In addition to other possible factors not listed, factors that cause actual results and benefits of these pending transactions to differ materially from those expressed in forward-looking statements include (i) changes in business conditions; (ii) changes in the telecommunications and internet industry; (iii) inability to obtain, or delays in obtaining, the required bankruptcy court and regulatory approvals; (iv) the ability to successfully reorganize or propose a plan of reorganization that is accepted by the Company's creditors or approved by the bankruptcy court; (v) actions taken by the Company's creditors after the bankruptcy filing; (vi) actions of competitors, including responses to the pending transactions; and (vii) other factors, including but not limited to those discussed in the Company's Securities and Exchange Commission filings, including but not limited to the Form 10-K for the year ended March 31, 2000.

                          FOR MORE INFORMATION CONTACT:
                            Ursus Telecom Corporation
                                  Luca Giussani
                                Tel: 954-846-7887